Execution Copy



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                           CNH EQUIPMENT TRUST 2003-A


                          SALE AND SERVICING AGREEMENT


                                      among


                           CNH Equipment Trust 2003-A,
                                   as Issuer,


                                       and


                          CNH Capital Receivables Inc.,
                                   as Seller,


                                       and


                            Case Credit Corporation,
                                  as Servicer.


                             Dated as of May 1, 2003






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



                               TABLE OF CONTENTS

                                                                           Page


ARTICLE I     DEFINITIONS.....................................................1

     SECTION 1.1.  Definitions................................................1

     SECTION 1.2.  Other Definitional Provisions..............................1

ARTICLE II   CONVEYANCE OF RECEIVABLES AND GRANT OF SECURITY
             INTEREST IN THE BACKUP SERVICER ACCOUNT..........................2

     SECTION 2.1.  Conveyance of Initial Receivables..........................2

     SECTION 2.2.  Conveyance of Subsequent Receivables.......................3

ARTICLE III  THE RECEIVABLES..................................................6

     SECTION 3.1.  Representations and Warranties of Seller...................6

     SECTION 3.2.  Repurchase upon Breach.....................................7

     SECTION 3.3.  Custody of Receivable Files................................8

     SECTION 3.4.  Duties of Servicer as Custodian............................9

     SECTION 3.5.  Instructions; Authority To Act.............................9

     SECTION 3.6.  Custodian's Indemnification................................9

     SECTION 3.7.  Effective Period and Termination..........................10

ARTICLE IV   ADMINISTRATION AND SERVICING OF RECEIVABLES.....................10

     SECTION 4.1.  Duties of Servicer........................................10

     SECTION 4.2.  Collection and Allocation of Receivable Payments..........11

     SECTION 4.3.  Realization upon Receivables..............................11

     SECTION 4.4.  Maintenance of Security Interests in Financed Equipment...12

     SECTION 4.5.  Covenants of Servicer.....................................12

     SECTION 4.6.  Purchase of Receivables upon Breach.......................12

     SECTION 4.7.  Servicing Fee.............................................12

     SECTION 4.8.  Servicer's Certificate....................................12

     SECTION 4.9.  Annual Statement as to Compliance; Notice of Default......13

     SECTION 4.10. Annual Independent Certified Public Accountants' Report...13

     SECTION 4.11. Access to Certain Documentation and Information
                   Regarding Receivables.....................................14

     SECTION 4.12. Servicer Expenses.........................................14

     SECTION 4.13. Appointment of Subservicer................................14

ARTICLE V    DISTRIBUTIONS: SPREAD ACCOUNT;  STATEMENTS TO CERTIFICATEHOLDERS
             AND NOTEHOLDERS.................................................15

     SECTION 5.1.  Establishment of Trust Accounts and the Backup
                   Servicer Account..........................................15

     SECTION 5.2.  Interest Rate Swap Agreements.............................18

     SECTION 5.3.  Collections...............................................18

     SECTION 5.4.   Application of Collections...............................19

     SECTION 5.5.   Additional Deposits......................................19

     SECTION 5.6.   Distributions............................................19

     SECTION 5.7.   Spread Account...........................................20

     SECTION 5.8.   Pre-Funding Account......................................21

     SECTION 5.9.   Negative Carry Account...................................22

     SECTION 5.10.  Principal Supplement Account.............................22

     SECTION 5.11.  Statements to Certificateholders and Noteholders.........23

     SECTION 5.12.  Net Deposits.............................................25

     SECTION 5.13.  Backup Servicer Account..................................25

ARTICLE VI   THE SELLER......................................................25

     SECTION 6.1.   Representations of Seller................................25

     SECTION 6.2.   Corporate Existence......................................27

     SECTION 6.3.   Liability of Seller; Indemnities.........................27

     SECTION 6.4.   Merger or Consolidation of, or Assumption of the
                    Obligations of, Seller...................................28

     SECTION 6.5.   Limitation on Liability of Seller and Others.............29

     SECTION 6.6.   Seller May Own Certificates or Notes.....................29

ARTICLE VII  THE SERVICER....................................................29

     SECTION 7.1.  Representations of Servicer...............................29

     SECTION 7.2.  Indemnities of Servicer...................................31

     SECTION 7.3.  Merger or Consolidation of, or Assumption of the
                   Obligations of, Servicer..................................32

     SECTION 7.4.  Limitation on Liability of Servicer and Others............33




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


     SECTION 7.5.  Case Credit Not to Resign as Servicer.....................34

     SECTION 7.6.  Servicer to Act as Administrator..........................34

ARTICLE VIII DEFAULT.........................................................34

     SECTION 8.1.   Servicer Default.........................................34

     SECTION 8.2.   Appointment of Successor Servicer........................35

     SECTION 8.3.   Notification to Noteholders and Certificateholders.......36

     SECTION 8.4.   Waiver of Past Defaults..................................37

ARTICLE IX   TERMINATION.....................................................37

     SECTION 9.1.   Optional Purchase of All Receivables.....................37

ARTICLE X    MISCELLANEOUS PROVISIONS........................................38

     SECTION 10.1.  Amendment................................................38

     SECTION 10.2.  Protection of Title to Trust.............................40

     SECTION 10.3.  Notices..................................................42

     SECTION 10.4.  Assignment...............................................42

     SECTION 10.5.  Limitations on Rights of Others..........................42

     SECTION 10.6.  Severability.............................................42

     SECTION 10.7.  Separate Counterparts....................................43

     SECTION 10.8.  Headings.................................................43

     SECTION 10.9.  Governing Law............................................43

     SECTION 10.10. Assignment to Indenture Trustee..........................43

     SECTION 10.11. Nonpetition Covenants....................................43

     SECTION 10.12. Limitation of Liability of Trustee
                    and Indenture Trustee....................................44

     SECTION 10.13. Conditions Precedent to Other Financing
                    Transactions.............................................44

                                   EXHIBITS

EXHIBIT A    Form of Noteholder's Statement Pursuant to Section 5.10(a)
EXHIBIT B    Form of Certificateholder's Statement Pursuant to Section 5.10(a)
EXHIBIT C    Form of Servicer's Certificate
EXHIBIT D    Form of Assignment
EXHIBIT E    Form of Subsequent Transfer Assignment
EXHIBIT F    Form of Accountants' Letter in Connection with Subsequent
             Transfer Assignment

EXHIBIT G    Form of Initial Interest Rate Swap Agreement

                                   SCHEDULES

SCHEDULE P   Perfection Representations & Warranties

         SALE AND SERVICING AGREEMENT (as amended or otherwise modified, this "Agreement") dated as of May 1, 2003 among CNH EQUIPMENT TRUST 2003-A, a Delaware statutory trust (the "Issuer"), CNH CAPITAL RECEIVABLES INC., a Delaware corporation (the "Seller"), and CASE CREDIT CORPORATION, a Delaware corporation (the "Servicer").

                                   RECITALS


         WHEREAS, the Issuer desires to purchase a portfolio of Contracts purchased or originated by Case Credit Corporation ("Case Credit") or New Holland Credit Company, LLC ("NH Credit"), in the ordinary course of business and sold to the Seller on a monthly basis pursuant to the Liquidity Receivables Purchase Agreements and/or the Purchase Agreements;

         WHEREAS, the Seller is willing to sell such Contracts to the Issuer;
and

         WHEREAS, Case Credit is willing to service such Contracts.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                  Definitions

         SECTION 1.1. Definitions. Capitalized terms used herein and not otherwise defined herein are defined in Appendix A to the Indenture, dated as of the date hereof, between CNH Equipment Trust 2003-A and JPMorgan Chase Bank.

         SECTION 1.2. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date hereof. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (c) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including, without limitation,".

         (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                  ARTICLE II
            Conveyance of Receivables and Grant of Security Interest
                         in the Backup Servicer Account

         SECTION 2.1. Conveyance of Initial Receivables. (A) In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the Certificates and the other amounts to be distributed from time to time to the Seller in accordance with this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein), all of its right, title and interest in, to and under the following (collectively, the "Initial Assets"):

                  (a) the Initial Receivables, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date;

                  (b) the security interests in the Financed Equipment granted by Obligors pursuant to the Initial Receivables and any other interest of the Seller in such Financed Equipment;

                  (c) any proceeds with respect to the Initial Receivables from claims on insurance policies covering Financed Equipment or Obligors;

                  (d) the Liquidity Receivables Purchase Agreements (only with respect to Case Owned Contracts or NH Owned Contracts included in the Initial Receivables) and the Purchase Agreements, including the right of the Seller to cause Case Credit or NH Credit, as the case may be, to repurchase Initial Receivables from the Seller under the circumstances described therein;

                  (e) any proceeds from recourse to Dealers with respect to the Initial Receivables other than any interest in the Dealers' reserve accounts maintained with Case Credit or with NH Credit;

                  (f) any Financed Equipment that shall have secured an Initial Receivable and that shall have been acquired by or on behalf of the Trust;




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

                  (g) all funds on deposit from time to time in the Trust Accounts, including the Spread Account Initial Deposit, any Principal Supplement Account Deposit, the Negative Carry Account Initial Deposit and the Pre-Funded Amount, and in all investments and proceeds thereof (including all income thereon); and

                  (h) any True Lease Equipment that is subject to any Initial Receivable; and

                  (i) the proceeds of any and all of the foregoing.

         The above assignment shall be evidenced by a duly executed written assignment in substantially the form of Exhibit D (the "Assignment"). The Purchase Price for the Initial Receivables shall equal $614,857,100.46.

         (B) The Seller hereby Grants to JPMorgan, as Indenture Trustee on behalf of the Noteholders, all of the Seller's right, title and interest in and to all funds on deposit from time to time in the Backup Servicer Account, including the Backup Servicer Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon). The foregoing Grant is made to secure the Seller's obligation to make funds available in the Backup Servicer Account available to the Indenture Trustee to pay Backup Servicer Expenses. JP Morgan, as Indenture Trustee on behalf of the Noteholders, (1) acknowledges such Grant and (2) agrees to perform its duties with respect thereto expressly set forth in this Agreement.

         SECTION 2.2. Conveyance of Subsequent Receivables. (a) Subject to the conditions set forth in clause (b) below and the proviso set forth in clause
(c) below, in consideration of the Trustee's delivery on the related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 5.7(a) to be delivered to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein), all of its right, title and interest in, to and under (collectively, the "Subsequent Assets"; and together with the Initial Assets, the "CNHCR Assets"):

                  (i) the Subsequent Receivables listed on Schedule A to the related Subsequent Transfer Assignment, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the related Subsequent Cutoff Date;

                  (ii) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Equipment;

                  (iii) any proceeds with respect to such Subsequent Receivables from claims on insurance policies covering Financed Equipment or Obligors;




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

                  (iv) the Liquidity Receivables Purchase Agreements (only with respect to Subsequent Receivables purchased by the Seller pursuant to those Agreements) and the Purchase Agreements, including the right of the Seller to cause Case Credit or NH Credit, as the case may be, to repurchase Subsequent Receivables from the Seller under the circumstances described therein;

                  (v) any proceeds with respect to such Subsequent Receivables from recourse to Dealers other than any interest in the Dealers' reserve accounts maintained with Case Credit or with NH Credit;

                  (vi) any Financed Equipment that shall have secured any such Subsequent Receivable and that shall have been acquired by or on behalf of the Trust;

                  (vii) any True Lease Equipment that is subject to any Subsequent Receivable; and

                  (viii) the proceeds of any and all of the foregoing.

         (b) Subject to the proviso set forth in clause (c) below, the Seller shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in clause (a) only upon the satisfaction of each of the following conditions precedent on or prior to the related Subsequent Transfer Date:

                  (i) the Seller shall have delivered to the Trustee and the Indenture Trustee a duly executed written assignment in substantially the form of Exhibit E (the "Subsequent Transfer Assignment"), which shall include a Schedule A to the Subsequent Transfer Assignment listing the Subsequent Receivables;

                  (ii) the Seller shall, to the extent required by Section 5.2, have deposited in the Collection Account all collections in respect of the Subsequent Receivables;

                  (iii) as of such Subsequent Transfer Date: (A) the Seller was not insolvent and will not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date,
         (B) the Seller did not intend to incur or believe that it would incur debts that would be beyond the Seller's ability to pay as such debts matured, (C) such transfer was not made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller did not constitute unreasonably small capital to carry out its business as conducted;

                  (iv) the applicable Spread Account Initial Deposit for such Subsequent Transfer Date shall have been made;


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

                  (v) the applicable Principal Supplement Account Deposit, if any, for such Subsequent Transfer Date shall have been made;

                  (vi) the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, shall meet the following criteria: (A) each of the Receivables is a Retail Installment Contract, (B) the weighted average original term of the Receivables in the Trust will not be greater than 55 months, and (C) not more than 35% of the aggregate Contract Value of the Receivables in the Trust will represent Contracts for the financing of construction equipment, (D) each Receivable has a remaining term to maturity of not more than 72 months, (E) each Receivable has a Statistical Contract Value as of the applicable Cutoff Date that (when combined with the Statistical Contract Value of any other Receivables with the same or an affiliated Obligor) does not exceed 1% of the aggregate Statistical Contract Value of all the Receivables and (F) none of the Receivables in the Trust will represent Contracts originated through Case Credit's Soris financing program;

                  (vii) the Funding Period shall not have terminated;

                  (viii) each of the representations and warranties made by the Seller pursuant to Section 3.1 of this Agreement and by Case Credit and NH Credit pursuant to Section 3.2(b) of the related Purchase Agreement, in each case with respect to the Subsequent Receivables, shall be true and correct as of such Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                  (ix) the Seller shall, at its own expense, on or prior to such Subsequent Transfer Date, indicate in its computer files that the Subsequent Receivables identified in the related Subsequent Transfer Assignment have been sold to the Issuer pursuant to this Agreement and the Subsequent Transfer Assignment;

                  (x) the Seller shall have taken any action required to maintain the first priority perfected ownership interest of the Issuer in the Trust Estate and the first priority perfected security interest of the Indenture Trustee in the Collateral;

                  (xi) no selection procedures believed by the Seller to be adverse to the interests of the Trust, the Noteholders or the Certificateholders shall have been utilized in selecting the Subsequent Receivables;

                  (xii) the addition of the Subsequent Receivables will not result in a material adverse tax consequence to the Trust, the Noteholders or the Certificateholders;

                  (xiii) the Seller shall have provided the Indenture Trustee, the Trustee and the Rating Agencies a statement listing the aggregate

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

         Contract Value of such Subsequent Receivables and any other information reasonably requested by any of the foregoing with respect to such Subsequent Receivables;

                  (xiv) [intentionally omitted]

                  (xv) the Seller shall have delivered to the Trustee and the Indenture Trustee a letter of a firm of independent certified public accountants confirming the satisfaction of the conditions set forth in clause (vi) with respect to the Subsequent Receivables, and covering substantially the same matters with respect to the Subsequent Receivables as are set forth in Exhibit F hereto;

                  (xvi) the Seller shall have delivered to the Indenture Trustee and the Trustee an Officers' Certificate confirming the satisfaction of each condition specified in this clause (b) (substantially in the form attached hereto as Annex A to the Subsequent Transfer Assignment); and

                  (xvii) Moody's shall have received written notification from the Seller of the addition of all such Subsequent Receivables.

         (c) The Seller covenants to transfer to the Issuer pursuant to clause
(a) Subsequent Receivables with an aggregate Contract Value approximately equal to $385,142,899.54 subject only to availability thereof.

                                  ARTICLE III
                                The Receivables

         SECTION 3.1. Representations and Warranties of Seller. The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         (a) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good title to each Receivable, free and clear of all Liens and, immediately upon the transfer thereof, the Issuer shall have good title to each Receivable, free and clear

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

of all Liens; and the transfer and assignment of the Receivables to the Issuer has been perfected under the UCC.

         If (but only to the extent) that the transfer of the CNHCR Assets hereunder is characterized by a court or other governmental authority as a loan rather than a sale, the Seller shall be deemed hereunder to have granted to the Issuer a security interest in all of Seller's right, title and interest in and to the CNHCR Assets. Such security interest shall secure all of Seller's obligations (monetary or otherwise) under this Agreement and the other Basic Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent. The Seller shall have, with respect to the property described in
Section 2.1 and Section 2.2, and in addition to all the other rights and remedies available to Seller under this Agreement and applicable law, all the rights and remedies of a secured party under any applicable UCC, and this Agreement shall constitute a security agreement under applicable law.

         (b) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first priority perfected ownership interest in the Receivables, and to give the Indenture Trustee a first priority perfected security interest therein, have been made.

         (c) Perfection Representation. The Seller further makes all the representations, warranties and covenants set forth in Schedule P.

         SECTION 3.2. Repurchase upon Breach. (a) The Seller, the Servicer or the Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to
Section 3.1 or Section 6.1, Case Credit's representations and warranties made pursuant to Section 3.2(b) of the Case Liquidity Receivables Purchase Agreement or NH Credit's representations and warranties made pursuant to
Section 3.2(b) of the NH Liquidity Receivables Purchase Agreement, Case Credit's representations and warranties made pursuant to Section 3.2(b) of the Case Purchase Agreement or NH Credit's representations and warranties made pursuant to Section 3.2(b) of the NH Purchase Agreement. Unless any such breach shall have been cured by the last day of the second (or, if the Seller elects, the first) Collection Period after such breach is discovered by the Trustee or in which the Trustee receives written notice from the Seller or the Servicer of such breach, the Seller shall be obligated, and, if necessary, the Seller or the Trustee shall enforce the obligation of Case Credit under the Case Liquidity Receivables Purchase Agreement, of NH Credit under the NH Liquidity Receivables Purchase Agreement, of Case Credit under the Case Purchase Agreement or of NH Credit under the NH Purchase Agreement, as applicable, to repurchase any Receivable materially and adversely affected by any such breach as of such last day. As consideration for the repurchase of the Receivable, the Seller shall remit the Purchase Amount in the manner specified in Section 5.4; provided, however, that the obligation of the Seller to repurchase any Receivable arising solely as a result of a breach of Case Credit's representations and warranties pursuant to Section 3.2(b) of the Case Liquidity Receivables Purchase Agreement, of NH Credit's representations and warranties pursuant to Section 3.2(b) of the NH Liquidity Receivables Purchase Agreement, of Case Credit's representations and warranties pursuant to Section 3.2(b) of the Case Purchase Agreement or NH Credit's representations and warranties pursuant to Section 3.2(b) of the NH Purchase Agreement is subject to the receipt by the Seller of the Purchase Amount from Case Credit or NH Credit, as applicable. Subject to the provisions of Section 6.3, the sole remedy of the Issuer, the Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of the representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein, and to enforce Case Credit's or NH Credit's obligation to the Seller to repurchase such Receivables pursuant to the Case Liquidity Receivables Purchase Agreement, NH Liquidity Receivables Purchase Agreement, the Case Purchase Agreement or the NH Purchase Agreement, as applicable.

         (b) With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Issuer shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all of the Issuer's right, title and interest in, to and under such Receivables, and all security and documents relating thereto.

         SECTION 3.3. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer (or, in the case of the Subsequent Receivables, will as of the applicable Subsequent Transfer Date be constructively delivered to the Indenture Trustee, as pledgee of the Issuer) with respect to each Receivable:

                  (a) the original fully executed copy of the Receivable;

                  (b) a record or facsimile of the original credit application fully executed by the Obligor;

                  (c) the original certificate of title or file stamped copy of the UCC financing statement or such other documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest of Case Credit or, in the case of a NH Receivable, NH Credit in the Financed Equipment; and

                  (d) any and all other documents that the Servicer or the Seller or, in the case of NH Receivables, NH Credit shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or any of the Financed Equipment.

         SECTION 3.4.  Duties of Servicer as Custodian.

         (a) Safekeeping. The Servicer shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable equipment receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files and the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Trustee or the Indenture Trustee of the Receivable Files.

         (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices or, in the case of a NH Receivable, at one of NH Credit's offices; provided that at no time shall a Receivable File be moved to an office or location outside the geographic boundaries of the United States. The Servicer shall make available for inspection by the Seller, the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Seller, the Issuer or the Indenture Trustee shall instruct.

         SECTION 3.5. Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

         SECTION 3.6. Custodian's Indemnification. The Servicer as custodian shall indemnify the Trust, the Trustee and the Indenture Trustee (and each of their officers, directors, employees and agents) for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Trustee or the Indenture Trustee (or any of their officers, directors and agents) as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable:
(a) to the Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee, and (b) to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee; and, provided further, that the Servicer shall only be liable pursuant to this
Section 3.6 for its acts or omissions committed during the period it is serving as custodian hereunder. Indemnification under this Section shall survive the resignation or removal of the Servicer as custodian, the resignation or removal of the Indenture Trustee or the termination of this Agreement.

         SECTION 3.7. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Initial Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If any Servicer shall resign as Servicer in accordance with this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.1, the appointment of such Servicer as custodian shall be terminated by: (a) the Indenture Trustee, (b) the Noteholders of Notes evidencing not less than 25% of the Note Balance, (c) with the consent of Noteholders of Notes evidencing not less than 25% of the Note Balance, the Trustee or (d) Certificateholders evidencing not less than 25% of the Certificate Balance, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under
Section 8.1. The Indenture Trustee or, with the consent of the Indenture Trustee, the Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer, and without cause upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place(s) as the Indenture Trustee may reasonably designate.

                                  ARTICLE IV
                  Administration and Servicing of Receivables

         SECTION 4.1. Duties of Servicer. The Servicer, for the benefit of the Issuer, and (to the extent provided herein) the Indenture Trustee shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable equipment receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Trustee and the Indenture Trustee with respect to distributions. Subject to Section 4.2, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Notwithstanding anything herein to the contrary, it is understood and agreed that, subject to Section 4.2, in servicing the NH Receivables the Servicer shall follow NH Credit's customary standards, policies and procedures in performing its duties as Servicer with respect to the NH Receivables.

         Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Trustee, the Indenture Trustee, the Certificateholders, the

Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or the Financed Equipment securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Trust, the Indenture Trustee, the Certificateholders or the Noteholders. The Trustee or the Indenture Trustee shall, upon the written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         SECTION 4.2. Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the Receivables as and when the same shall become due and shall follow such collection procedures as it (or, with respect to a NH Receivable, NH Credit) follows with respect to all comparable equipment receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable equipment receivables that it (or, with respect to a NH Receivable, NH Credit) services for itself or others. The Servicer may grant extensions or adjustments on a Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly purchase the Receivable from the Issuer in accordance with Section
4.6. The Servicer may, in its discretion, waive any late payment charge or any other fees (other than extension fees or any other fees that represent interest charges on deferred Scheduled Payments) that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any decrease of the interest rate on any Receivable or reduce the aggregate amount of the Scheduled Payments due on any Receivable.

         SECTION 4.3. Realization upon Receivables. For the benefit of the Issuer and the Indenture Trustee, the Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Equipment securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of equipment receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Equipment at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

         SECTION 4.4. Maintenance of Security Interests in Financed Equipment. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Equipment. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest for the benefit of the Issuer and the Indenture Trustee in the event of the relocation of any Financed Equipment, any change to the UCC or for any other reason.

         SECTION 4.5. Covenants of Servicer. The Servicer shall not release the Financed Equipment securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivables. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Equipment as of the execution of the Receivable.

         SECTION 4.6. Purchase of Receivables upon Breach. The Servicer or the Trustee shall inform the other party, the Indenture Trustee, the Seller and Case Credit promptly, in writing, upon the discovery of any breach pursuant to
Section 4.2, 4.4 or 4.5. Unless the breach shall have been cured by the last day of the Collection Period in which such breach is discovered, the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action during any Collection Period pursuant to Section 4.2 that impairs the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in any Receivable or as otherwise provided in Section 4.2, the Servicer shall purchase such Receivable as of the last day of such Collection Period. As consideration for the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.4. Subject to Section 7.2, the sole remedy of the Issuer, the Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to Section 4.2, 4.4 or 4.5 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section.

         SECTION 4.7. Servicing Fee. The Servicing Fee for each Collection Period shall be equal to 1/12th of 1.00% of the Pool Balance as of the first day of such Collection Period.

         SECTION 4.8. Servicer's Certificate. On each Determination Date the Servicer shall deliver to the Trustee, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions pursuant to Sections 5.5 and
5.6 and the deposits to the Collection Account pursuant to Section 5.2 for the Collection Period preceding the date of such Servicer's Certificate. Receivables to be repurchased by the Seller or purchased by the Servicer shall be identified by the Servicer by account number with respect to such

Receivable (as specified in the schedule of Receivables delivered on the Closing Date or attached to the applicable Subsequent Transfer Assignment).

         SECTION 4.9. Annual Statement as to Compliance; Notice of Default.
(a) The Servicer shall deliver to the Trustee and the Indenture Trustee, on or before April 30th of each year, an Officers' Certificate, dated as of December 31 of the preceding year, stating that: (i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such certificate, from the Initial Cutoff Date to December 31, 2003) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such Certificate and the report referred to in Section 4.10 to the Rating Agencies. A copy of such Certificate and report may be obtained by any Certificateholder or Noteholder by a request in writing to the Trustee addressed to the Corporate Trust Office. Upon the written request of the Trustee, the Indenture Trustee will promptly furnish the Trustee a list of Noteholders as of the date specified by the Trustee.

         (b) The Servicer shall deliver to the Trustee, the Indenture Trustee, each Counterparty and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event that, with the giving of notice or lapse of time, or both, would become a Servicer Default under
Section 8.1(a) or (b).

         SECTION 4.10. Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Seller or any other Affiliate of CNH Global, to deliver to the Trustee and the Indenture Trustee on or before April 30 of each year a report, addressed to the Board of Directors of the Servicer, the Trustee and the Indenture Trustee, summarizing the results of certain procedures with respect to certain documents and records relating to the servicing of the Receivables during the preceding calendar year (or, in the case of the first such report, during the period from the Initial Cutoff Date to December 31, 2003). The procedures to be performed and reported upon by the independent public accountants shall be those agreed to by the Servicer.

         In the event that such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer and the Indenture Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         SECTION 4.11. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Trustee and the Indenture Trustee access to the Receivable Files in such cases where the Trustee or the Indenture Trustee shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer (or, in the case of the NH Receivables, NH Credit). Provided, however, at any time upon written request of the Indenture Trustee, the Servicer will provide (within 10 days of receipt of such request) an electronic data file containing all relevant loan level information on each Receivable necessary for a replacement servicer to assume servicing responsibilities, including current mailing address and telephone number, current balance, payment schedule and past due status of each obligor (such request not to be made more frequently than one per month). Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

         SECTION 4.12. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and the Noteholders. All reasonable costs and expenses (including attorneys' fees) incurred in connection with the engagement of a Backup Servicer, including any engagement fees, travel expenses or due diligence costs (such fees, expenses and costs, the "Backup Servicer Expenses") shall be paid from funds available in the Backup Servicer Account upon presentation of reasonable documentation to the Servicer. Distributions of Backup Servicer Expenses shall be made in accordance with
Section 5.13. To the extent that any Backup Servicer Expenses exceed the amount on deposit in the Backup Servicer Account (any such shortfall, a "Backup Servicer Account Shortfall Amount"), the Servicer agrees, within thirty days of demand thereof, to deliver to the Indenture Trustee for deposit in the Backup Servicer Account, such Backup Servicer Account Shortfall Amount.

         SECTION 4.13. Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith (other than with respect to the appointment of NH Credit, as subservicer, with respect to the NH Receivables); and provided further, that the Servicer shall remain obligated and be liable to the Issuer, the Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time and none of the Issuer, the Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.

                                   ARTICLE V
                        Distributions: Spread Account;
               Statements to Certificateholders and Noteholders

         SECTION 5.1. Establishment of Trust Accounts and the Backup Servicer Account. (a) (i) The Servicer, for the benefit of the Noteholders, each Counterparty and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, each Counterparty and the Certificateholders.

                  (ii) The Servicer, for the benefit of the Noteholders and each Counterparty, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

                  (iii) The Servicer, for the benefit of the Noteholders and each Counterparty, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Spread Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

                  (iv) The Servicer, for the benefit of the Noteholders, each Counterparty and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders; provided, however that the Servicer shall not be required to establish such account so long as no amount greater than $0.00 shall be required to be deposited into such account pursuant to this Agreement or any other Basic Document.

                  (v) The Servicer, for the benefit of the Noteholders, each Counterparty and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Negative Carry Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders; provided, however that the Servicer shall not be required to establish such account so long as no amount greater than $0.00 shall be required to be deposited into such account pursuant to this Agreement or any other Basic Document.

                  (vi) The Servicer, for the benefit of the Noteholders, each Counterparty and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Principal Supplement Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders; provided, however that the Servicer shall not be required to establish such account so long as no amount greater than $0.00 shall be required to be deposited into such account pursuant to this Agreement or any other Basic Document.

                  (vii) The Servicer on behalf of the Seller, for the benefit of the Indenture Trustee on behalf of the Noteholders, shall establish and maintain in the name of the Seller, an Eligible Deposit Account (the "Backup Servicer Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders, provided, however that the Servicer shall not be required to maintain such account so long as no amount greater than $0.00 shall be required to be held on deposit in such account pursuant to this Agreement or any other Basic Document. The Backup Servicer Account shall not be a "Trust Account" (as hereinafter defined) and shall be not constitute part of the Trust Estate. Except as provided in
         Section 5.13, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Backup Servicer Account shall be for application to Backup Servicer Expenses.

         (b) Funds on deposit in the Collection Account, the Note Distribution Account, the Spread Account, the Pre-Funding Account, the Negative Carry Account and the Principal Supplement Account, (collectively, the "Trust Accounts") and the Backup Servicer Account shall be invested or reinvested by the Indenture Trustee in Eligible Investments selected by and as directed in writing by the Servicer (which written direction may be in the form of standing instructions); provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for the selection of, or any loss arising from such investment in, Eligible Investments. All such Eligible Investments shall be held or controlled by the Indenture Trustee for the benefit of the Noteholders, the Counterparties and the Certificateholders or the Noteholders and the Counterparties, as applicable (and for the purposes of Articles 8 and 9 of the UCC, each Eligible Investment is intended to constitute a Financial Asset, and each of the Trust Accounts and the Backup Servicer Account is intended to constitute a Securities Account); provided, that on each Transfer Date, all Investment Earnings on funds on deposit in the Trust Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Total Distribution Amount. Other than as permitted by the Rating Agencies, funds on deposit in the Trust Accounts and the Backup Servicer Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Payment Date; provided, however, that funds on deposit in Trust Accounts and the Backup Servicer Account may be invested in Eligible Investments of the entity serving as Indenture Trustee payable on demand or that mature so that such funds will be available on the Payment Date. Funds deposited in a Trust Account or the Backup Servicer Account on the Transfer Date that precedes a Payment Date upon the maturity or liquidation of any Eligible Investments are not required to be invested overnight.

         (c) (i) The Indenture Trustee shall possess or control all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, the Counterparties and the Certificateholders or the Noteholders and the Counterparties, as the case may be. The Indenture Trustee shall possess or control all right, title and interest in all funds on deposit from time to time in the Backup Servicer Account and in all proceeds thereof (including all income thereon). The Backup Servicer Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any of the Trust Accounts or the Backup Servicer Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account or new Backup Servicer Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments held in the no-longer Eligible Deposit Account to such new Trust Account or new Backup Servicer Account, as the case may be.

                  (ii) With respect to the Trust Account Property or Backup Servicer Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

                           (A) any Trust Account Property or Backup Servicer
                  Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 5.1(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                           (B) any Trust Account Property or Backup Servicer
                  Account Property that constitutes a Certificated Security shall be delivered to the Indenture Trustee in accordance with paragraph (i) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or its agent;

                           (C) any such Trust Account Property or Backup
                  Servicer Account Property that constitutes an Uncertificated Security (including any investments in money market mutual funds, but excluding any Federal Book Entry Security) shall be delivered to the Indenture Trustee in accordance with paragraph (ii) of the definition of "Delivery" and shall be maintained, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its custodian or nominee's) ownership of such security; and

                           (D) with respect to any Trust Account Property or
                  Backup Servicer Account Property that constitutes a Federal Book Entry Security, the Indenture Trustee shall maintain and obtain Control over such property.

                  (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Trustee, with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts and the Backup Servicer Account for the purpose of permitting the Servicer or the Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

         (d) All Trust Accounts as well as the Backup Servicer Account will initially be established at the Indenture Trustee.

         SECTION 5.2. Interest Rate Swap Agreements. (a) The Issuer shall on or prior to the Closing Date enter into the Interest Rate Swap Agreements with the Counterparties for the benefit of the Noteholders and Certificateholders, such that the aggregate notional amount under the Interest Rate Swap Agreements shall, at any time, be equal to the Outstanding Amount of the Class A-3a and Class A-4a Notes at such time. Net Swap Receipts shall be deposited by the Indenture Trustee into the Collection Account on the day received and shall constitute part of the Total Distribution Amount. On any Payment Date when there shall be a Net Swap Payment, the Indenture Trustee shall pay such Net Swap Payment from the Total Distribution Amount.

         (b) Each Interest Rate Swap Agreement shall be in substantially the same form as the Interest Rate Swap Agreement attached hereto as Exhibit G.

         (c) The Servicer, when required under any Interest Rate Swap Agreement, shall cause the Issuer to enter into a replacement Interest Rate Swap Agreement.

         SECTION 5.3. Collections. The Servicer shall, and shall cause any subservicer to, remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables, and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, for so long as: (i) Case Credit remains the Servicer, (ii) no Servicer Default shall have occurred and be continuing and (iii) prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer shall remit such collections with respect to the related Collection

Period to the Collection Account on the Transfer Date immediately following the end of such Collection Period. For purposes of this Article V, the phrase "payments by or on behalf of the Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.

         SECTION 5.4. Application of Collections. (a) With respect to each Receivable, all collections for the Collection Period shall be applied to the related Scheduled Payment.

         (b) All Liquidation Proceeds shall be applied to the related
Receivable.

         SECTION 5.5. Additional Deposits. The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables on the Transfer Date related to the Collection Period on the last day of which the purchase occurs, and the Servicer shall deposit therein all amounts to be paid under Section
9.1 on the Transfer Date falling in the Collection Period referred to in
Section 9.1. The Servicer shall deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 5.2, in which case such deposits shall be made on the Transfer Date following the related Collection Period.

         SECTION 5.6. Distributions. (a) On each Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be deposited in the Note Distribution Account, the Certificate Distribution Account and the Spread Account.

         (b) On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 4.8) to make from the Collection Account the following deposits and distributions for receipt by the Servicer or deposit in the applicable Trust Account or Certificate Distribution Account, as applicable, by 10:00 a.m. (New York time), to the extent of the Total Distribution Amount, in the following order of priority:

                  (i) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

                  (ii) to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

                  (iii) to the Note Distribution Account, the Net Swap Payments (including interest on any overdue Net Swap Payments), if any;

                  (iv) to the Note Distribution Account, the Class Interest Amount for each Class of Class A Notes and the Class A Swap Termination Payments payable by the Issuer, if any;

                  (v) to the Note Distribution Account, the Class Interest Amount for the Class B Notes;

                  (vi) to the Note Distribution Account, the Class Principal Distributable Amount for each Class of Class A Notes;

                  (vii) to the Note Distribution Account, the Class B Noteholders' Monthly Principal Distributable Amount;

                  (viii) to the Spread Account to the extent necessary so that the balance on deposit therein will equal the Specified Spread Account Balance;

                  (ix) to the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount;

                  (x) to the Certificate Distribution Account, the Certificateholders' Monthly Principal Distributable Amount; and

                  (xi) to the Seller, the remaining Total Distribution Amount;

         (c) On the A-1 Note Final Scheduled Maturity Date, the Servicer shall instruct the Indenture Trustee to deposit from the Collection Account into the Note Distribution Account by 10:00 a.m. (New York time), to the extent of available funds on such day, an amount equal to the sum of (i) the aggregate accrued and unpaid interest on the Class A-1 Notes as of the A-1 Note Final Scheduled Maturity Date, and (ii) the amount necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero.

         It is understood and agreed that, with respect to the amounts to be distributed pursuant to this Section 5.6(c), the Servicer shall, to the extent necessary (i) deposit into the Collection Account any amounts received as payments by or on behalf of any Obligor (and not previously deposited into the Collection Account) on or prior to the A-1 Note Final Scheduled Maturity Date,
(ii) make each calculation that would otherwise be made on a Determination Date (with appropriate adjustments) in accordance with Section 4.8 on the Business Day immediately proceeding the A-1 Note Final Scheduled Maturity Date, (iii) on the Payment Date immediately succeeding the A-1 Note Final Scheduled Maturity Date, make any adjustments to the Class Principal Distributable Amount, the Class Interest Amount and any other amount to be paid on such Payment Date, and (iv) make any other calculation, adjustment or correction that may be required as a result of any payment made on the A-1 Note Final Scheduled Maturity Date.

         SECTION 5.7. Spread Account. (a) On the Closing Date and on each Subsequent Transfer Date, the Seller shall deposit the applicable Spread Account Initial Deposit into the Spread Account.

         (b) If the amount on deposit in the Spread Account on any Payment Date (after giving effect to all deposits or withdrawals therefrom on such Payment Date) is greater than the Specified Spread Account Balance for such Payment Date, the Servicer shall instruct the Indenture Trustee to distribute the amount of the excess to the Seller (and its transferees and assignees in accordance with their respective interests); provided, that if, after giving effect to all payments made on the Notes on such Payment Date, the sum of the Pool Balance and the Pre-Funded Amount as of the first day of the Collection Period in which such Payment Date occurs is less than the sum of the Note Balance and the Certificate Balance, such excess shall not be distributed to the Seller (or such transferees or assignees) and shall be retained in the Spread Account for application in accordance with this Agreement. Amounts properly distributed pursuant to this Section 5.7(b) shall be deemed released from the Trust and the security interest therein granted to the Indenture Trustee, and the Seller (and such transferees and assignees) shall in no event thereafter be required to refund any such distributed amounts.

         (c) Following: (i) the payment in full of the aggregate Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture to the Noteholders, the Trustee and the Indenture Trustee and (ii) the termination of the Trust, any amount remaining on deposit in the Spread Account shall be distributed to the Seller or any transferee or assignee pursuant to clause (g). The Seller (and such transferees and assignees) shall in no event be required to refund any amounts properly distributed pursuant to this Section 5.6(c).

         (d) In the event that the sum of (x) the Noteholders' Distributable Amount for a Payment Date, (y) the Net Swap Payments (including interest on any overdue Net Swap Payments) for a Payment Date, if any, and (z) the Swap Termination Payments payable by the Issuer, if any, exceeds the amount deposited into the Note Distribution Account pursuant to Sections 5.6(b)(iii),
(iv), (v) (vi) and (vii) on such Payment Date, the Servicer shall instruct the Indenture Trustee on such Payment Date to withdraw from the Spread Account on such Payment Date an amount equal to such excess, to the extent of funds available therein, and deposit such amount into the Note Distribution Account.

         (e) The Seller may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Spread Account, including interest and other investment earnings thereon; provided, that the Rating Agency Condition is satisfied.

         SECTION 5.8. Pre-Funding Account. (a) Subject to the proviso set forth in Section 5.1(a)(iv), on the Closing Date, the Trustee will deposit, on behalf of the Seller, in the Pre-Funding Account $385,142,899.54 from the net proceeds of the sale of the Notes and the Certificates. On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account an amount equal to: (i) the aggregate Contract Value of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date less the amounts described in clause (ii) and clause
(iii) below, and distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.2(b) with respect to such transfer, (ii) the Spread Account Initial Deposit for such Subsequent Transfer Date and, on behalf of the Seller, deposit such amount in the Spread Account and (iii) the Principal Supplement Account Deposit for such Subsequent Transfer Date, and, on behalf of the Seller, deposit such amount in the Principal Supplement Account.

         (b) If: (i) the Pre-Funded Amount has not been reduced to zero on the Payment Date on which the Funding Period ends (or, if the Funding Period does not end on a Payment Date, on the first Payment Date following the end of the Funding Period) or (ii) the Pre-Funded Amount has been reduced to $200,000 or less on any Determination Date, in either case after giving effect to any reductions in the Pre-Funded Amount on such date pursuant to paragraph (a), the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account, in the case of clause (i), on such Payment Date or, in the case of clause (ii), on the Payment Date immediately succeeding such Determination Date, the amount remaining at the time in the Pre-Funding Account (such remaining amount being the "Remaining Pre-Funded Amount") and deposit such amounts in the Collection Account, for inclusion in the Total Distribution Amount for that Payment Date.

         SECTION 5.9. Negative Carry Account. Subject to the proviso set forth in Section 5.1(a)(v), on the Closing Date, the Seller shall deposit the Negative Carry Account Initial Deposit into the Negative Carry Account. On each Payment Date, the Servicer will instruct the Indenture Trustee to withdraw from the Negative Carry Account and deposit into the Collection Account an amount equal to the Negative Carry Amount for such Collection Period. If the amount on deposit in the Negative Carry Account on any Payment Date (after giving effect to the withdrawal therefrom of the Negative Carry Amount for such Payment Date) is greater than the Required Negative Carry Account Balance, the excess will be released to the Seller.

         SECTION 5.10. Principal Supplement Account. On each Subsequent Transfer Date the Servicer shall calculate the amount, if any, of the Principal Supplement Account Deposit applicable to such Subsequent Transfer Date, and, if such amount is positive, the Seller shall deposit such amount into the Principal Supplement Account (subject to the proviso set forth in Section 5.1(a)(vi)). In the event that the sum of (x) the Noteholders' Distributable Amount for a Payment Date, (y) the Net Swap Payments (including interest on any overdue Net Swap Payments) for a Payment Date, if any, and (z) the Swap Termination Payments payable by the Issuer, if any, exceeds the amount deposited into the Note Distribution Account pursuant to Sections 5.6(b)(iii), (iv), (v), (vi) and (vii) on such Payment Date and Section 5.7(d) on such Payment Date, the Servicer shall instruct the Indenture Trustee on such Payment Date to withdraw from the Principal Supplement Account on such Payment Date an amount equal to such excess, to the extent of funds available therein, and deposit such amount into the Note Distribution Account. In the event that the Class Principal Distributable Amount for any Class of Notes for the applicable final scheduled maturity date for such Class of Notes exceeds the remainder of the Total Distribution Amount and the amounts available in the Spread Account pursuant to Section 5.7(e) for that Payment Date after subtracting the Class Principal Distributable Amount for each Class of Notes having priority over such Class of Notes, the Servicer shall instruct the Indenture Trustee on such Payment Date to withdraw from the Principal Supplement Account on such Payment Date an amount equal to such excess, to the extent of funds available therein, and deposit such amount into the Note Distribution Account. Funds on deposit in the Principal Supplement Account may be withdrawn and paid to the Seller on any day if each Rating Agency has confirmed that such action will not result in a withdrawal or downgrade of its rating of any Class of Notes.

         SECTION 5.11. Statements to Certificateholders and Noteholders. (a) On each Determination Date the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies), for the Indenture Trustee to make available to each Noteholder of record, and to the Trustee, for the Trustee to forward to each Certificateholder of record, a statement substantially in the form of Exhibits A and B, respectively, setting forth at least the following information as to each Class of the Notes and the Certificates to the extent applicable:

                  (i) the amount of such distribution allocable to principal of each Class of Notes;

                  (ii) the amount of the distribution allocable to interest of each Class of Notes;

                  (iii) the amount of the distribution allocable to principal of the Certificates;

                  (iv) the amount of the distribution allocable to interest on the Certificates;

                  (v) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                  (vi) the aggregate Outstanding Amount and the Note Pool Factor for each Class of Notes, and the Certificate Balance and the Certificate Pool Factor as of such Payment Date, after giving effect to payments allocated to principal reported under clauses (i) and
         (iii) above;

                  (vii) the amount of the Servicing Fee paid to the Servicer with respect to the preceding Collection Period;

                  (viii) the amount of the Administration Fee paid to the Administrator in respect of the preceding Collection Period;

                  (ix) the amount of the aggregate Realized Losses, if any, for such Collection Period;

                  (x) the aggregate Purchase Amounts for Receivables, if any, that were repurchased or purchased in such Collection Period;

                  (xi) the balance of the Spread Account on such Payment Date, after giving effect to changes therein on such Payment Date;

                  (xii) for Payment Dates during the Funding Period, the remaining Pre-Funded Amount;

                  (xiii) for the final Payment Date with respect to the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables;

                  (xiv) the balance of the Principal Supplement Account on such Payment Date, after giving effect to changes therein on such Payment Date;

                  (xv) the balance of the Negative Carry Account on such Payment Date, after giving effect to changes therein on such Payment Date;

                  (xvi) the amount of Net Swap Payments or Net Swap Receipts for such Payment Date, and

                  (xvii) the amount of Swap Termination Payments paid by the Issuer on such Payment Date.

         Each amount set forth pursuant to clauses (i), (ii), (iii), (iv),
(vii) and (viii) shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate or Note, as applicable.

         The Indenture Trustee will make the Statement to Noteholders available each month to Noteholders and other parties to the Basic Documents via the Indenture Trustee's internet website, which is presently located at www.jpmorgan.com/absmbs

         Persons who are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Indenture Trustee at 1-877-722-1095. The Indenture Trustee shall have the right to change the way the Statement to Noteholders is distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Noteholders. The Indenture Trustee shall provide timely and adequate notification to all above parties and to the Noteholders regarding any such change.

         In connection with any electronic transmissions of information, including without limitation, the use of electronic mail or internet or intranet web sites, the systems used in such transmissions are not fully tested by the Indenture Trustee and may not be completely reliable as to stability, robustness and accuracy. Accordingly, the parties hereto acknowledge and agree that information electronically transmitted as described herein may not be relied upon as timely, accurate or complete and that the Indenture Trustee shall have no liability hereunder in connection with such information transmitted electronically. The parties hereto further acknowledge that any systems, software or hardware utilized in posting or retrieving any such information is utilized on an "as is" basis without representation or warranty as to the intended uses of such systems, software or hardware. The Indenture Trustee makes no representation or warranty that the systems and the related software used in connection with the electronic transmission of information are free and clear of threats known as software and hardware viruses, time bombs, logic bombs, Trojan horses, worms, or other malicious computer instructions, intentional devices or techniques which may cause a component or system to become erased, damaged, inoperable, or otherwise incapable of being used in the manner to which it is intended, or which would permit unauthorized access thereto.

         SECTION 5.12. Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections net of distributions, if any, to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

         SECTION 5.13. Backup Servicer Account. On the Closing Date, the Seller, or the Servicer on its behalf, shall deposit the Backup Servicer Account Initial Deposit into the Backup Servicer Account. On each Payment Date to the extent that any Backup Servicer Fees are then due and payable, the Servicer will instruct the Indenture Trustee in writing to withdraw an amount equal to such Backup Servicer Fees then due and payable, and distribute such amount to the Person entitled thereto. If the amount on deposit in the Backup Servicer Account on any Payment Date (after giving effect to the withdrawal therefrom for the payment of Backup Servicer Fees for such Payment Date) is greater than the Backup Servicer Account Required Amount, the excess will be released to the Seller. The Seller (and any of its transferees and assignees) shall in no event be required to refund any amounts properly distributed to it pursuant to this Section 5.13.

                                  ARTICLE VI
                                  The Seller

         SECTION 6.1. Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (a) Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own and sell the Receivables.

                  (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                  (c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement have been, and the execution, delivery and performance of each Subsequent Transfer Assignment have been or will be on or before the related Subsequent Transfer Date, duly authorized by the Seller by all necessary corporate action.

                  (d) Binding Obligation. This Agreement constitutes, and each Subsequent Transfer Assignment when executed and delivered by the Seller will constitute, a legal, valid and binding obligation of the Seller enforceable in accordance with their terms.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the

         Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) that might adversely affect the Federal or state income tax attributes of the Notes or the Certificates.

         SECTION 6.2. Corporate Existence. (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

         (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

                  (i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

                  (ii) except as otherwise provided in this Agreement and similar arrangements relating to other securitizations, the Seller shall not commingle its assets and funds with those of its Affiliates;

                  (iii) the Seller shall hold such appropriate meetings or obtain such appropriate consents of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

                  (iv) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates; and

                  (v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

         SECTION 6.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                  (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Trustee and the Indenture Trustee (and their officers, directors, employees and agents) from and against any taxes that may at any time be asserted against any of them with respect to the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to ownership of the Receivables or Federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

                  (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Trustee and the Indenture Trustee (and their officers, directors, employees and agents) from and against any loss, liability or expense incurred by reason of the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

         Indemnification under this Section shall survive the resignation or removal of the Trustee or the Indenture Trustee or the termination of this Agreement and the Indenture and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

         SECTION 6.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person: (a) into which the Seller may be merged or consolidated, (b) that may result from any merger or consolidation to which the Seller shall be a party or (c) that may succeed to the properties and assets of the Seller substantially as a whole, which Person (in any of the foregoing cases) executes an agreement of assumption to perform every obligation of the Seller under this Agreement (or is deemed by law to have assumed such obligations), shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that: (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Trustee and the Indenture Trustee an Opinion of Counsel either: (A) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii),
(iii) and (iv) shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c).

         SECTION 6.5. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 6.6. Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or the Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.

         Notwithstanding the foregoing, the Seller shall not sell the Certificates except to an entity (a) that has provided an opinion of counsel to the effect that such sale will not cause the Trust to be treated as a "publicly traded partnership" under the Code and (b) that either (i) is not an Affiliate of the Seller or (ii) is an Affiliate of the Seller that (A) is a subsidiary of Case Credit or NH Credit, the Certificate of Incorporation of which contains restrictions substantially similar to the restrictions contained in the Certificate of Incorporation of the Seller and (B) has provided an Opinion of Counsel regarding substantive consolidation of such Affiliate with Case Credit or NH Credit in the event of a bankruptcy filing by Case Credit or NH Credit, as applicable, which is substantially similar to the Opinion of Counsel provided by Seller on the Closing Date, and which may be subject to the same assumptions and qualifications as that opinion.

                                  ARTICLE VII
                                 The Servicer

         SECTION 7.1. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of the Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

                  (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

                  (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

                  (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) relating to the Servicer and that might adversely affect the Federal or state income tax attributes of the Notes or the Certificates.

                  (g) No Insolvent Obligors. As of the Initial Cutoff Date or, in the case of the Subsequent Receivables, as of the related Subsequent Cutoff Date, no Obligor is shown on the Receivable Files as the subject of a bankruptcy proceeding.

         SECTION 7.2. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

                  (a) The Servicer shall defend, indemnify and hold harmless the Issuer, the Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller (and any of their officers, directors, employees and agents) from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from:

                           (i) the use, ownership or operation by the Servicer
                  or any Affiliate thereof of any of the Financed Equipment;

                           (ii) any taxes that may at any time be asserted
                  against any such Person with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates, the Notes, or asserted with respect to ownership of the Receivables, or Federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same;

                           (iii) the negligence, willful misfeasance or bad
                  faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement; and

                           (iv) the Seller's or the Issuer's violation of
                  Federal or State securities laws in connection with the offering or sale of the Notes.

                  (b) The Servicer shall indemnify, defend and hold harmless the Trustee and the Indenture Trustee (and their respective officers, directors, employees and agents) from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and, in the case of the Trustee, in the Trust Agreement contained, and, in the case of the Indenture Trustee, in the Indenture contained, except to the extent that such cost, expense, loss, claim, damage or liability:

                           (i) shall be due to the willful misfeasance, bad
                  faith or negligence (except for errors in judgment) of the Trustee or the Indenture Trustee as applicable; or

                           (ii) shall arise from the breach by the Trustee of
                  any of its representations or warranties set forth in
                  Section 7.3 of the Trust Agreement.

                  (c) The Servicer shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate.

                  (d) The Servicer shall pay the Indenture Trustee and the Trustee from time to time reasonable compensation for all services rendered by the Indenture Trustee under the Indenture or by the Trustee under the Trust Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

                  (e) The Servicer shall, except as otherwise expressly provided in the Indenture or the Trust Agreement, reimburse either the Indenture Trustee or the Trustee, respectively, upon its request for all reasonable expenses, disbursements and advances incurred or made in accordance with the Indenture or the Trust Agreement, respectively, (including the reasonable compensation, expenses and disbursements of its agents and either in-house counsel or outside counsel, but not both), except any such expense, disbursement or advance as may be attributable to the Indenture Trustee's or the Trustee's, respectively negligence, bad faith or willful misfeasance.

         For purposes of this Section, in the event of the termination of the rights and obligations of the Servicer pursuant to Section 8.1, or a resignation by the Servicer pursuant to this Agreement, the Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 8.2.

         Indemnification under this Section shall survive the resignation or removal of the Trustee or the Indenture Trustee or the termination of this Agreement, the Trust Agreement and the Indenture and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

         SECTION 7.3. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person: (a) into which the Servicer may be merged or consolidated, (b) that may result from any merger or consolidation to which the Servicer shall be a party, or (c) that may succeed to the properties and assets of the Servicer substantially as a whole, which Person (in any of the foregoing circumstances) executes an agreement of assumption to perform every obligation of the Servicer hereunder (or is deemed by law to have assumed such obligations), shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that: (i) immediately after giving effect to such transaction, no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Trustee and Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agencies and each Counterparty shall have received at least ten days' prior written notice of such transaction and (iv) the Servicer shall have delivered to the Trustee and the Indenture Trustee an Opinion of Counsel either: (A) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
(i), (ii), (iii) and (iv) shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c).

         SECTION 7.4. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement, the Basic Documents and the rights and duties of the parties to this Agreement, the other Basic Documents and the interests of the Certificateholders under the Trust Agreement and the Noteholders under the Indenture.

         SECTION 7.5. Case Credit Not to Resign as Servicer. Subject to
Section 7.3, Case Credit shall not resign from the obligations and duties imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law and such impermissibility cannot be reasonably and promptly cured. Notice of any such determination shall be communicated to the Trustee, each Counterparty and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, each Counterparty and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of Case Credit in accordance with Section 8.2.

         SECTION 7.6. Servicer to Act as Administrator. In the event of the resignation or removal of the Administrator and the failure of a successor Administrator to have been appointed and to have accepted such appointment as successor Administrator, the Servicer shall become the successor Administrator and shall be bound by the terms of the Administration Agreement.

                                 ARTICLE VIII
                                    Default

         SECTION 8.1. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Indenture Trustee or the Trustee to make any required distributions therefrom, which failure continues unremedied for three Business Days after written notice of such failure is received by the Servicer from the Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer;

                  (b) any failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements (other than as set forth in clause (a)) of the Servicer or the Seller (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall: (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given: (A) to the Servicer or the Seller (as the case may be) by the Trustee or the Indenture Trustee or (B) to the Servicer or the Seller (as the case may be) and to the Trustee and the Indenture Trustee, by the Noteholders or Certificateholders, as applicable, evidencing not less than 25% of the Outstanding Amount of the Notes or 25% of the Certificate Balance;

                  (c) an Insolvency Event occurs with respect to the Seller or the Servicer;

                  (d) the failure by the Servicer to engage a Backup Servicer within the later of (a) one hundred and fifty days after the Closing Date and (b) ninety days after the day on which the long-term unsecured debt rating of Fiat S.p.A shall be lower than "Ba3" as rated by Moody's; or

                  (e) any failure by the Servicer to deliver to the Indenture Trustee for deposit in the Backup Servicer Account, the Backup Servicer Account Shortfall Amount, which failure continues unremedied for three Business Days after written notice of such failure is received by the Servicer from the Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Trustee if given by the Noteholders), may terminate all the rights and obligations (other than the obligations set forth in Section 7.2) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, the Receivables or otherwise, shall, without further action, pass to and be vested in (a) the Backup Servicer, or if no Backup Servicer has been engaged (b) the Indenture Trustee or such successor Servicer as may be appointed under Section 8.2; and, without limitation, the Indenture Trustee and the Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of: (i) all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Receivable and (ii) all Receivable Files. All reasonable costs and expenses (including attorneys' fees) incurred in connection with such transfer, including the costs of transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect its succession as Servicer, shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Trustee shall give notice thereof to the Rating Agencies and each Counterparty.

         SECTION 8.2. Appointment of Successor Servicer. (a) Upon the Servicer's receipt of notice of termination, pursuant to Section 8.1, or the Servicer's resignation in accordance with this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of: (x) the date 45 days from the delivery to the Trustee, each Counterparty and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Issuer shall appoint the Backup Servicer as the successor Servicer hereunder or, if no Backup Servicer has been engaged, the Issuer shall appoint a successor Servicer acceptable to the Indenture Trustee, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of equipment receivables, as the successor to the Servicer under this Agreement.

         (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer (except with respect to responsibilities and obligations of the predecessor Servicer set forth in Section 7.2) and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by this Agreement. Neither the Indenture Trustee nor any other successor Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Servicer, including but not limited to failure of such predecessor Servicer to timely deliver to the Indenture Trustee any required information pertaining to the Receivables, any funds required to be deposited with the Indenture Trustee, or any breach of duty of such predecessor Servicer to cooperate with a transfer of servicing as required hereunder. Any successor Servicer shall from time to time provide to Case Credit such information as Case Credit shall request with respect to the Receivables and collections thereon.

         (c) Subject to the last sentence of clause (a), the Servicer may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Trustee.

         (d) Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee be liable for any transition expenses, servicing fee or for any differential in the amount of the servicer fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein or be liable for or be required to make any servicer advances.

         SECTION 8.3. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to the Certificateholders and the Indenture Trustee shall give prompt written notice thereof to the Noteholders, each Counterparty and the Rating Agencies.

         SECTION 8.4. Waiver of Past Defaults. The Noteholders of Notes evidencing not less than a majority of the Note Balance (or the Holders of Certificates evidencing not less than a majority of the Certificate Balance, in the case of any default that does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all the Noteholders and Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                  ARTICLE IX
                                  Termination

         SECTION 9.1. Optional Purchase of All Receivables. (a) As of the first day of any Collection Period immediately preceding a Payment Date as of which the Pool Balance is 10% or less of the Initial Pool Balance, the Servicer shall have the option to purchase all of the Trust Estate, other than the Trust Accounts. To exercise such option, the Servicer shall deposit, pursuant to Section 5.4, in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables plus the appraised value of any such other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Trustee and the Indenture Trustee, and shall succeed to all interests in, to and under the Trust Estate, other than the Trust Accounts.

         (b) Upon any sale of the assets of the Trust, the Servicer shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the "Sale Proceeds") in the Collection Account. On the Payment Date on, or, if such proceeds are not so deposited on a Payment Date, on the first Payment Date following the date on which the Sale Proceeds are deposited in the Collection Account, the Servicer shall instruct the Indenture Trustee to make the following deposits (after the application on such Payment Date of the Total Distribution Amount and funds on deposit in the Spread Account pursuant to Sections 5.5 and 5.6) from the Sale Proceeds and any funds remaining on deposit in the Spread Account (including the proceeds of any sale of investments therein as described in the following sentence):

                  (i) first, to the Note Distribution Account, any portion of the Class A Noteholders' Class Interest Amount and the Outstanding Amount of the Class A Notes (after giving effect to the reduction resulting from the deposits made in the Note Distribution Account on such Payment Date and on prior Payment Dates) not otherwise deposited into the Note Distribution Account on such Payment Date;

                  (ii) second, to the Note Distribution Account, any portion of the Class B Noteholders' Class Interest Amount and the Outstanding Amount of the Class B Notes (after giving effect to the reduction resulting from the deposits made in the Note Distribution Account on such Payment Date and on prior Payment Dates) not otherwise deposited into the Note Distribution Account on such Payment Date;
                  (iii) third, to the Certificate Distribution Account, any portion of the Certificateholders' Interest Distributable Amount not otherwise deposited in the Certificate Distribution Account on such Payment Date; and

                  (iv) fourth, to the Certificate Distribution Account, the Certificate Balance (after giving effect to the reduction resulting from the deposits made in the Certificate Distribution Account on such Payment Date).

         Any investments on deposit in the Spread Account that will not mature on or before such Payment Date shall be sold by the Indenture Trustee at such time as will result in the Indenture Trustee receiving the proceeds from such sale not later than the Transfer Date preceding such Payment Date. Any Sale Proceeds remaining after the deposits described above shall be paid to the Seller.

         (c) As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof. In addition, the Servicer shall give notice of termination of the Trust to each Counterparty.

         (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

                                   ARTICLE X
                           Miscellaneous Provisions

         SECTION 10.1. Amendment. The Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller, the Servicer and the Issuer, with the written consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to modify, delete or add any provision hereof relating to the rights and obligations of the Backup Servicer, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         The Specified Spread Account Balance may be reduced or the definition thereof otherwise modified without the consent of any of the Noteholders or the Certificateholders if the Rating Agency Condition is satisfied.

         This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the written consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to: (x) replace the Spread Account with another form of credit enhancement as long as such substitution will not result in a reduction or withdrawal of the rating of any Class of the Notes or the Certificates or
(y) add credit enhancement for the benefit of any Class of the Notes or the Certificates.

         This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the written consent of (a) the Indenture Trustee, (b) Noteholders holding Notes evidencing not less than a majority of the Note Balance, and (c) the Holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall:
(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Notes and the Certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

         Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, 10 days prior thereto), the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to the execution of any amendment to this Agreement, the Trustee and the Indenture Trustee shall be entitled to receive and rely upon:
(i) an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the other Basic Documents and that all conditions precedent to such execution and delivery by the Trustee and the Indenture Trustee have been satisfied and (ii) the Opinion of Counsel referred to in Section 10.2(i)(1). The Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         SECTION 10.2. Protection of Title to Trust. (a) The Seller shall execute and file such financing statements, and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by applicable law fully to preserve, maintain and protect the right, title and interest of the Issuer and the interests of the Indenture Trustee in the Receivables, the other property sold hereunder and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing. It is understood and agreed, however, that no filings will be made to perfect any security interest of the Issuer or the Indenture Trustee in the Seller's interests in True Lease Equipment. The Issuer and the Indenture Trustee shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the applicable provisions of the UCC, unless it shall have given the Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) Each of the Seller and the Servicer shall have an obligation to give the Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office or its "location" as defined in Section 9-307 of the UCC if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit: (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to JPMorgan Chase Bank, as Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Receivable may be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in equipment receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

         (g) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

         (h) Upon request, the Servicer shall furnish to the Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer shall deliver to the Trustee and the Indenture
Trustee:

                  (1) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either:
         (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

                  (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Initial Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, either: (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         Each Opinion of Counsel referred to in clause (1) or (2) shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

         (j) The Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

         SECTION 10.3. Notices. All demands, notices, directions, instructions and communications upon or to the Seller, the Servicer, the Issuer, the Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt:
(a) in the case of the Seller, to CNH Capital Receivables Inc., 100 South Saunders Road, Lake Forest, Illinois 60045, Attention of: Treasurer (telephone
(847) 735-9200 and facsimile (847) 955-4943, (b) in the case of the Servicer, to Case Credit Corporation, 233 Lake Avenue, Racine, Wisconsin 53403,
Attention: Treasurer (telephone (262) 636-6011 and facsimile (262) 636-6284),
(c) in the case of the Issuer or the Trustee, at its Corporate Trust Office,
(d) in the case of the Indenture Trustee, at its Corporate Trust Office, (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention of Asset Backed Surveillance Department, (g) in the case of Fitch, to Fitch, Inc., 55 East Monroe Street, Suite 3500, Chicago, IL 60603,
Attention: ABS Monitoring - Equipment Loans; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties and (g) in the case of any Counterparty, the address set forth in
Section 11.4(c) of the Indenture or at any other address previously furnished in writing to the Issuer, the Servicer or the Indenture Trustee by the applicable Counterparty.

         SECTION 10.4. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.4 and 7.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer.

         SECTION 10.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Trustee, the Certificateholders, the Indenture Trustee, each Counterparty and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 10.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 10.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 10.9. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 10.10. Assignment to Indenture Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and each Counterparty of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee, and agrees that enforcement of a right or remedy hereunder by the Indenture Trustee shall have the same force and effect as if the right or remedy had been enforced or executed by the Issuer.

         SECTION 10.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date that is one year and one day after the termination of this Agreement, with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer. The foregoing shall not limit the right of the Servicer and the Seller to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against the Issuer by any Person other than the Servicer or the Seller.

         (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement, with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller. The foregoing shall not limit the right of the Servicer to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against the Seller by any Person other than the Servicer.

         SECTION 10.12. Limitation of Liability of Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by The Bank of New York, not in its individual capacity but solely in its capacity as Trustee of the Issuer, and in no event shall The Bank of New York, in its individual capacity or, except as expressly provided in the Trust Agreement, any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by JPMorgan Chase Bank, not in its individual capacity but solely as Indenture Trustee, and in no event shall JPMorgan Chase Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         SECTION 10.13. Conditions Precedent to Other Financing Transactions. The Seller shall not enter into any receivables sale or other financing transaction unless either the appropriate documents relating thereto contain provisions substantially to the effect set out in Sections 11.17 and 11.19 of the Indenture or such transaction otherwise shall have satisfied the Rating Agency Condition.

                           (signature page follows)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                          CNH EQUIPMENT TRUST 2003-A

                          By:  THE BANK OF NEW YORK,
                                 not its individual capacity but solely
                                 as Trustee of the Trust


                          By: /s/ Erwin Soriano
                             ------------------------------------------
                             Name:  Erwin Soriano
                             Title:


                          CNH CAPITAL RECEIVABLES INC.,
                          as Seller

                          By: /s/ Brian O'Keane
                             ------------------------------------------
                             Name:  Brian O'Keane
                             Title:  Assistant Treasurer


                          CASE CREDIT CORPORATION,
                          as Servicer

                          By: /s/ Brian O'Keane
                             ------------------------------------------
                             Name:  Brian O'Keane
                             Title:  Assistant Treasurer

         Acknowledged and Accepted:

JPMorgan Chase Bank,
   not in its individual capacity
   but solely as Indenture Trustee

By: /s/ Joseph Costantino
   -------------------------------
   Name: Joseph Costantino
   Title:

                                                                      EXHIBIT A
                                                to Sale and Servicing Agreement


                             FORM OF NOTEHOLDER'S
                     STATEMENT PURSUANT TO SECTION 5.10(a)

         Payment Date: ______________________

(i)   Amount of principal being paid on Notes:

      A-1 Notes:   ___________  ($_____ per $1,000 original principal amount)

      A-2 Notes:   ___________  ($_____ per $1,000 original principal amount)

      A-3 aNotes:  ___________  ($_____ per $1,000 original principal amount)

      A-3 bNotes:  ___________  ($_____ per $1,000 original principal amount)

      A-4aNotes:   ___________  ($_____ per $1,000 original principal amount)

      A-4b Notes:  ___________  ($_____ per $1,000 original principal amount)

      Class B Notes: _________  ($_____ per $1,000 original principal amount)

(ii) Amount of interest being paid on Notes:

      A-1 Notes:   ___________   ($_____ per $1,000 original principal amount)

      A-2 Notes:   ___________   ($_____ per $1,000 original principal amount)

      A-3 aNotes:  ___________   ($_____ per $1,000 original principal amount)

      A-3 bNotes:  ___________   ($_____ per $1,000 original principal amount)

      A-4aNotes:   ___________   ($_____ per $1,000 original principal amount)

      A-4b Notes:  ___________   ($_____ per $1,000 original principal amount)

      Class B Notes: _________   ($_____ per $1,000 original principal amount)

(iii) Pool Balance at end of the preceding Collection Period: _____

(iv) After giving effect to distributions on this Payment Date:

         (a)      (1)      Outstanding Amount of A-1 Notes: _______
                  (2)      Outstanding Amount of A-2 Notes: _______
                  (3)      Outstanding Amount of A-3a Notes: _______
                  (4)      Outstanding Amount of A-3 bNotes: _______
                  (5)      Outstanding Amount of A-4aNotes: _______
                  (6)      Outstanding Amount of A-4 bNotes: _______
                  (7)      Outstanding Amount of Class B Notes: ________
                  (8)      A-1 Note Pool Factor: _____
                  (9)      A-2 Note Pool Factor: _____
                  (10)     A-3 a Note Pool Factor: _____
                  (11)     A-3b Note Pool Factor: _____
                  (12)     A-4a Note Pool Factor: _____
                  (13)     A-4b Note Pool Factor: _____
                  (14)     Class B Note Pool Factor: _____

         (b)      (1)      Certificate Balance: __________
                  (2)      Certificate Pool Factor: __________

(v)      Amount of Servicing Fee: ____   ($_____ per $1,000 original
         principal amount)

(vi) Amount of Administration Fee: ____ ($____ per $1,000 original principal amount)

(vii)    Aggregate Amount of Realized Losses for the Collection Period:
         __________

(viii)   Aggregate Purchase Amounts for the Collection Period: __________

(ix)     Balance of Spread Account: __________

(x)      Pre-funded Amount: __________

(xi)     Balance of Principal Supplement Account:__________

(xii)    Balance of Negative Carry Account: __________

(xiii)   Amount of Net Swap Payments or Net Swap Receipts: __________

(xiv)    Amount of Swap Termination Payments paid by the Issuer: __________

                                                                      EXHIBIT B
                                                to Sale and Servicing Agreement

                          FORM OF CERTIFICATEHOLDER'S
                     STATEMENT PURSUANT TO SECTION 5.10(a)
                     -------------------------------------

                  Payment Date: ______________________

(i) Amount of principal being paid or distributed:

         (a)      (1)      A-1 Notes: __________
                  (2)      A-2 Notes: __________
                  (3)      A-3a Notes: __________
                  (4)      A-3 b Notes: __________
                  (5)      A-4a Notes: __________
                  (6)      A-4b Notes: __________
                  (7)      Class B Notes: __________

         (b)      Certificates: ___________ ($_____ per $1,000 original
                  principal amount)

         (c)      Total: __________

(ii) Amount of interest being paid or distributed:

         (a)      (1)      A-1 Notes: __________
                  (2)      A-2 Notes: __________
                  (3)      A-3a Notes: __________
                  (4)      A-3b Notes: __________
                  (5)      A-4a Notes: __________
                  (6)      A-4b Notes: __________
                  (7)      Class B Notes: __________

         (b)      Certificates: ___________ ($_____ per $1,000 original
                  principal amount)

         (c)      Total: __________

(iii) Pool Balance at end of the preceding Collection Period: _____

(iv) After giving effect to distributions on this Payment Date:

         (a)      (1)      Outstanding Amount of A-1 Notes: _______
                  (2)      Outstanding Amount of A-2 Notes: _______
                  (3)      Outstanding Amount of A-3a Notes: _______

                  (4)      Outstanding Amount of A-3b Notes: _______
                  (5)      Outstanding Amount of A-4a Notes: _______
                  (6)      Outstanding Amount of A-4b Notes: _______
                  (7)      Outstanding Amount of Class B Notes: _______
                  (8)      A-1 Note Pool Factor: _____
                  (9)      A-2 Note Pool Factor: _____
                  (10)     A-3a Note Pool Factor: _____
                  (11)     A-3 bNote Pool Factor: _____
                  (12)     A-4a Note Pool Factor: _____
                  (13)     A-4b Note Pool Factor: _____
                  (14)     Class B Note Pool Factor: _____

         (b)      (1)      Certificate Balance: __________
                  (2)      Certificate Pool Factor: __________

(v)    Amount of Servicing Fee: ____      ($_____ per $1,000 original
       principal amount)

(vi) Amount of Administration Fee: ____ ($____ per $1,000 original principal amount)

(vii)  Aggregate amount of Realized Losses for the Collection Period: ________

(viii) Aggregate Purchase Amounts for the Collection Period: __________

(ix)   Balance of Spread Account: __________

(x)    Pre-Funded Amount:__________

(xi)   Balance of Negative Carry Account: __________

(xii)  Amount of Net Swap Payments or Net Swap Receipts: __________


(xiii) Amount of Swap Termination Payments paid by the Issuer: __________

                                                                      EXHIBIT C
                                                to Sale and Servicing Agreement


                        FORM OF SERVICER'S CERTIFICATE
                        ------------------------------

The Bank of New York
101 Barclay Street, 8W
New York, New York  10286
Attention:  Corporate Trust Administration - Asset Backed Finance Unit

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York  10004
Attention:  Institutional Trust Services Group

CNH Capital Receivables Inc.
100 South Saunders Road
Lake Forest, Illinois 60045
Attention:  Secretary

Fitch, Inc.
55 East Monroe Street,
Suite 3500,
Chicago, Illinois 60603
Attention:  ABS Monitoring - Equipment Loans

Moody's Investors Service, Inc.
ABS Monitoring Department
99 Church Street
New York, New York 10007

Standard & Poor's Ratings Services,
  a division of McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Attention:  Asset Backed Surveillance Department

                         Class A-1 Asset-Backed Notes
                         Class A-2 Asset-Backed Notes
                         Class A-3a Asset-Backed Notes
                         Class A-3b Asset-Backed Notes
                         Class A-4a Asset-Backed Notes
                         Class A-4b Asset-Backed Notes
                          Class B Asset-Backed Notes
                                 Certificates
                            ----------------------

         Determination Date:
__-__




                                 DISTRIBUTIONS
                                 -------------


(1)    Total Distribution Amount                                       $________

(2)    Servicing Fee                                                   $________

(3)    Administration Fee                                              $________

(4)    Net Swap Payments                                               $________

(5)    Swap Termination Payments payable by the
       Issuer                                                          $________

(6)    Class A Noteholder's Class Interest Amount:                     $________

       o    Interest on Class A Notes ($__________)
       o Class A Noteholder's Class Interest Shortfall, if any ($__________)

(7)    Class B Noteholders' Class Interest Amount                      $________

       o    Interest on Class B Notes ($___________)
       o    Class B Noteholders' Class Interest
            Shortfall ($_____________)

(8)    Class Principal Distributable Amount                            $________

       o    Class A Noteholders' Monthly Principal Distributable
            Amount
       o Class Principal Distributable Amount for each Class of Class A Notes having priority of payment over such Class of Class A Notes
       o    Outstanding principal amount of that Class

(9)    Class A Noteholders' Monthly Principal Distributable Amount     $________

       o Aggregate scheduled principal payments on the Receivables received during the Collection
            Period ($____________)

       o Outstanding principal balance of the Class A Notes and Certificates ($________)
       o    Pool Balance ($_________)
       o    Amounts on deposit in the Pre-Funding Account ($__________)
       o    Outstanding amount of Class A Notes ($__________)

(10)   A-1 Noteholders' Class Principal Distributable Amount           $________

       o    Class A Noteholders' Monthly Principal
            Distributable Amount ($________)
       o    A-1 Noteholders' outstanding principal
            amount ($__________)

(11)   A-2 Noteholders' Class Principal Distributable Amount           $________

       o    Class A Noteholders' Monthly Principal Distributable
            Amount ($__________)
       o    A-1 Noteholders' Class Principal Distributable
            Amount ($__________)
       o    A-2 Noteholders' Outstanding Amount ($__________)

(12)   A-3a Noteholders' Class Principal Distributable Amount          $________

       o    Class A Noteholders' Monthly Principal
            Distributable Amount ($__________)
       o    A-1 Noteholders' Class Principal
            Distributable Amount ($__________)
       o    A-2 Noteholders' Class Principal
            Distributable Amount ($__________)
       o    A-3a Noteholders' Outstanding
            Amount ($__________)

(13)   A-3b Noteholders' Class Principal Distributable Amount

       o    Class A Noteholders' Monthly Principal
            Distributable Amount ($__________)
       o    A-1 Noteholders' Class Principal
            Distributable Amount ($__________)
       o    A-2 Noteholders' Class Principal
            Distributable Amount ($__________)
       o    A-3a Noteholders' Class Principal
            Distributable Amount ($__________)
       o    A-3b Noteholders' Outstanding Amount ($__________)

(14)   A-4a Noteholders' Class Principal Distributable Amount          $________

       o    Class A Noteholders' Monthly Principal
            Distributable Amount ($__________)
       o    A-1 Noteholders' Class Principal
            Distributable Amount ($__________)
       o    A-2 Noteholders' Class Principal
            Distributable Amount ($__________)
       o    A-3a Noteholders' Class Principal
            Distributable Amount ($__________)
       o    A-3b Noteholders' Class Principal
            Distributable Amount ($__________)
       o    A-4a Noteholders' Outstanding Amount ($__________)

(15)   A-4bNoteholders' Class Principal Distributable Amount

       o    Class A Noteholders' Monthly Principal
            Distributable Amount ($__________)
       o    A-1 Noteholders' Class Principal
            Distributable Amount ($__________)
       o    A-2 Noteholders' Class Principal
            Distributable Amount ($__________)
       o    A-3a Noteholders' Class Principal
            Distributable Amount ($__________)
       o    A-3a Noteholders' Class Principal
            Distributable Amount ($__________)
       o    A-4b Noteholders' Outstanding Amount ($__________)

(16)   Class B Noteholders' Class Principal Distributable
       Amount

(17)   NOTEHOLDERS' DISTRIBUTABLE AMOUNT                               $________
          (6)+(7)+(9)+(10)+(11)+(12) +(13) +(14) +(15) +(16)

(18)   Deposit to Note Distribution Account                            $________

       o Excess, if any, of Total Distribution Amount (1), less the Administration Fee (3), less the Servicing Fee (2)
       o   Withdrawal from Spread Account pursuant to Section 5.6(d) (see
           (27) below)
       o   Withdrawal from Spread Account pursuant to 5.6(e)
           (see(28) below)
       o Withdrawal from Principal Supplement Accounts pursuant to Section 5.9
       o   But not greater than the Noteholders'
           Distributable Amount (17)

(19)   Deposit to Spread Account pursuant to Section 5.5(b)(vi)        $________

       o Excess, if any, of Total Distribution Amount (1), less the Administration Fee (3), less the Servicing Fee (2), less the Noteholders' Distributable Amount (17)
       o   But not greater than Item (23) below

(20)   Deposit to Certificate Distribution Account                     $________

       o Excess, if any, of Total Distribution Amount (1), less the Administration Fee(3), less the Servicing Fee (2), less the Noteholders' Distributable Amount (17), less the Deposit to Spread Account (19)
       o   But not greater than the Certificateholders' Distributable
           Amount (20)
                                SPREAD ACCOUNT
                                --------------

(21)       Spread Account Balance as of Determination Date             $________
              (prior to any deposits or withdrawals)

(22)       Specified Spread Account Balance (after all distributions
               and adjustments)                                        $________

(23)       Limit on Deposit to the Spread Account                      $________

           o    The excess, if any, of the Specified Spread Account Balance
                (22) less the Spread Account Balance as of the Determination Date (prior to any deposits or withdrawals) (21)

(24)       Withdrawal from Spread Account distributed to Seller
          (as permitted in Sections 5.6(b) and (c) of the Sale and     $________
           Servicing Agreement)

           o The excess, if any, of the Spread Account Balance as of the Determination Date (prior to any deposits or withdrawals) (21) less the Specified Spread Account Balance (22)
           o    But zero, if (a) the sum of the Pool Balance
                (28) and the Pre-Funded Amount as of the first day of the Collection Period; is less than (b) the sum of the Note Balance and the Certificate Balance

(25)       Withdrawal from Spread Account pursuant to Section 5.6(d)   $________
           to be deposited in the Note Distribution Account

           o Excess, if any, of the sum of the Noteholders' Distributable Amount (17), the Net Swap Payments
                (4) and the Swap Termination Payments payable by the Issuer(5), less the Total Distribution Amount
                (1), less the Administration Fee(3), less the Servicing Fee (2)
           o    But not Greater than the Spread Account Balance (21)

(26)       Withdrawal from Spread Account pursuant to Section 5.6(e)   $________
           to be deposited in the Note Distribution Account

           o Excess, if any, of Class Principal Distributable Amount for any Class of Notes for the applicable final scheduled maturity date for such Class of Notes, less the Total Distribution Amount (1), less the Class Principal Distributable Amount for each Class of Notes having priority over such Class of Notes
           o    But not Greater than the Spread Account Balance (21)

(27)       Final Spread Account Balance (21) + (23) -
           (24) - (25) - (26)                                          $________

                                 MISCELLANEOUS
                                 -------------

(28)         Pool Balance at the beginning of this Collection Period   $________

(29) After giving effect to all distributions on the Payment Date during this Collection Period:

             (a)  Outstanding Amount of A-1 Notes                     $_________
                   A-1 Note Pool Factor (__._______)
             (b)  Outstanding Amount of A-2 Notes                     $_________
                    A-2 Note Pool Factor (__.______)
             (c)  Outstanding Amount of A-3a Notes                    $_________
                   A-3a Note Pool Factor (__.______)
             (d)  Outstanding Amount of A-3b Notes
                   A-3b Note Pool Factor (__.______)
             (e)  Outstanding Amount of A-4a Notes                    $_________
                   A-4a Note Pool Factor (__.______)
             (f)  Outstanding Amount of A-4b Notes
                   A-4b Note Pool Factor (__.______)
             (g)  Outstanding Amount of Class B Notes                 $_________
                   Class B Note Pool Factor (___.______)
             (h)  Outstanding Amount of Certificates                  $_________
                   Certificate Pool Factor (___._______)

(30)         Aggregate Purchase Amounts for the preceding
             Collection Period                                         $________

                                                                      EXHIBIT D
                                                to Sale and Servicing Agreement

                              FORM OF ASSIGNMENT
                              ------------------

         For value received, in accordance with and subject to the Sale and Servicing Agreement dated as of May 1, 2003 (the "Sale and Servicing Agreement") among the undersigned, Case Credit Corporation ("Case Credit") and CNH Equipment Trust 2003-A (the "Issuer"), the undersigned does hereby sell, assign, transfer set over and otherwise convey unto the Issuer, without recourse, all of its right, title and interest in, to and under: (a) the Initial Receivables, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to the Initial Receivables and any other interest of the undersigned in such Financed Equipment, (c) any proceeds with respect to the Initial Receivables from claims on insurance policies covering Financed Equipment or Obligors, (d) the Liquidity Receivables Purchase Agreements (only with respect to Case Owned Contracts or NH Owned Contracts included in the Initial Receivables) and the Purchase Agreements, including the right of the undersigned to cause Case Credit or NH Credit, as the case may be, to repurchase Receivables from the undersigned under the circumstances described therein, (e) any proceeds from recourse to Dealers with respect to the Initial Receivables other than any interest in the Dealers' reserve accounts maintained with Case Credit or with NH Credit, (f) any Financed Equipment that shall have secured an Initial Receivable and that shall have been acquired by or on behalf of the Trust, (g) all funds on deposit from time to time in the Trust Accounts, including the Spread Account Initial Deposit, any Principal Supplement Account Deposit, the Negative Carry Account Initial Deposit and the Pre-Funded Amount, and in all investments and proceeds thereof (including all income thereon), (h) any True Lease Equipment that is subject to any Initial Receivable, and (i) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Initial Receivables, Receivables Files, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and is to be governed in all respects by the Sale and Servicing Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of May 1, 2003.

                       CNH CAPITAL RECEIVABLES INC.,


                       By: __________________________
                        Name: _______________________
                        Title: ______________________

                                                                      EXHIBIT E
                                                to Sale and Servicing Agreement

                    FORM OF SUBSEQUENT TRANSFER ASSIGNMENT
                    --------------------------------------

         For value received, in accordance with and subject to the Sale and Servicing Agreement dated as of May 1, 2003 (the "Sale and Servicing Agreement") among CNH Equipment Trust 2003-A, a Delaware statutory trust (the "Issuer"), CNH Capital Receivables Inc., a Delaware corporation (the "Seller"), and Case Credit Corporation, a Delaware corporation ("Case Credit"), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, all of its right, title and interest in, to and under: (a) the Subsequent Receivables, with an aggregate Contract Value equal to $[ ], listed on Schedule A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder including all moneys paid thereunder on or after the Subsequent Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Equipment, (c) any proceeds with respect to such Subsequent Receivables from claims on insurance policies covering Financed Equipment or Obligors, (d) the Liquidity Receivables Purchase Agreements (only with respect to Subsequent Receivables purchased by the Seller pursuant to those Agreements) and the Purchase Agreements, including the right of the Seller to cause Case Credit or NH Credit, as the case may be, to repurchase Subsequent Receivables from the Seller under the circumstances described therein, (e) any proceeds from recourse to Dealers with respect to such Subsequent Receivables other than any interest in the Dealers' reserve accounts maintained with Case Credit or NH Credit, (f) any Financed Equipment that shall have secured any such Subsequent Receivables and that shall have been acquired by or on behalf of the Trust, (g) any True Lease Equipment that is subject to any Subsequent Receivable, and (h) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the Seller to the Obligors, insurers or any other person in connection with such Subsequent Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         This Subsequent Transfer Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Sale and Servicing Agreement (including the Officers' Certificate of the Seller accompanying this Agreement) and is to be governed in all respects by the Sale and Servicing Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Subsequent Transfer Assignment to be duly executed as of ___________________, _____.

                       CNH CAPITAL RECEIVABLES INC.,


                       By: __________________________
                        Name: _______________________
                        Title: ______________________

                                                                     SCHEDULE A
                                              to Subsequent Transfer Assignment

                      SCHEDULE OF SUBSEQUENT RECEIVABLES
                      ----------------------------------

                                  [Attached]

                                                                        ANNEX A
                                              to Subsequent Transfer Assignment

                             OFFICERS' CERTIFICATE
                             ---------------------

         We, the undersigned officers of CNH Capital Receivables Inc. (the "Company"), do hereby certify, pursuant to Section 2.2(b)(xv) of the Sale and Servicing Agreement dated as of May 1, 2003 among the Company, CNH Equipment Trust 2003-A and Case Credit Corporation (the "Agreement"), that (i) all of the conditions precedent to the transfer to the Issuer of the Subsequent Receivables listed on Schedule A to the Subsequent Transfer Assignment delivered herewith, and the other property and rights related to such Subsequent Receivables as described in Section 2.2(a) of the Agreement, have been satisfied on or prior to the related Subsequent Transfer Date and (ii) each statement of fact set forth in any officers' certificate executed by an officer of the Company in connection with an Opinion of Counsel delivered on the Closing Date with respect to a transfer of, or a security interest in, the Receivables shall be true and correct as of the date hereof with respect to the Subsequent Receivables listed on the aforementioned Schedule A.

         Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed this _____day of _____________,_______.




                         By: _______________________________
                             Name: _________________________
                             Title: ________________________



                         By: _______________________________
                             Name: _________________________
                             Title: ________________________

                                                                      EXHIBIT F
                                                to Sale and Servicing Agreement

                   FORM OF ACCOUNTANTS' LETTER IN CONNECTION
              WITH THE SUBSEQUENT TRANSFER ASSIGNMENT PURSUANT TO
            SECTION 2.2(b)(xiv) OF THE SALE AND SERVICING AGREEMENT
            -------------------------------------------------------

                       [Letterhead of Deloitte &Touche]


         ----------------, ------

CNH Capital Receivables Inc.
100 South Saunders Road
Lake Forest, Illinois  60045

CNH Equipment Trust 2003-A
c/o The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York  10004
Attention:  Institutional Trust Services Group

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286

Dear Ladies and Gentlemen:

         This letter is issued at the request of CNH Capital Receivables Inc. (the "Seller") with respect to the sale of certain retail receivables (the "Subsequent Receivables") to the CNH Equipment Trust 2003-A (the "Trust") pursuant to the Sale and Servicing Agreement dated as of May 1, 2003 (the "Sale and Servicing Agreement") among the Trust, the Seller and Case Credit Corporation (the "Servicer"). The sale of the Subsequent Receivables is described in the prospectus dated May [__], 2003 and the prospectus supplement dated May [__], 2003 (together, the "Prospectus"), which relates to the offering by the Trust of [______]% Class A-1 Asset Backed Notes, [______]% Class A-2 Asset Backed Notes and Floating Rate Class A-3a Asset Backed Notes, [______]% Class A-3b Asset Backed Notes, Floating Rate Class A-4a Asset Backed Notes, [__] Class A-4b Asset Backed Notes and [______]% Class B Asset Backed Notes (collectively, the "Notes") and the [______]% Asset Backed Certificates

________.____

(the "Certificates"). Capitalized terms used herein and not otherwise defined have the meaning described in the Prospectus or the Sale and Servicing Agreement, as applicable. In connection therewith, we performed or have previously performed certain agreed upon procedures as specified in the items below:

1. As previously communicated in our letter to the Seller, the Trust, ____________________, the Indenture Trustee and the Trustee dated
         _________, _______ relating to the sale of certain retail receivables (the "Initial Receivables") and the offering of the Notes and the Certificates, we performed several procedures based on a computer data file (the "Initial File") received from the Servicer, including the following:

         a. We read certain fields on the Initial File to determine whether the data pertaining to the Initial Receivables complied with the selection criteria as noted in our previous letter.

         b. Proved the arithmetic accuracy of the Aggregate Contract Value and the related percentage of Initial Receivables coded as representing construction equipment and the Total Aggregate Contract Value of the Initial Receivables as shown on Schedule B.

         c. Proved the arithmetic accuracy of the Weighted Average Original Term of the Initial Receivables as shown in Schedule B.

2. On ______________, _____, we obtained a computer data file (the "Subsequent File") produced by and represented by the Servicer to contain the list of the Subsequent Receivables. The Subsequent File was received directly by Deloitte & Touche from the Servicer. By use of data retrieval software, we have performed the following with respect to the information contained in the Subsequent File:

         a. We read certain fields on the Subsequent File to determine whether the data relating to the Subsequent Receivables complied with selection criteria 1, 2 and 4 as shown on Schedule A. For purposes of selection criteria 3, as shown on Schedule A, we read certain fields from the Initial File and Subsequent File to aggregate the total Contract Value for each account number for the purpose of determining the Contract Value for each Obligor. The total Contract Value for each account number was then compared to the aggregate Contract Value to determine if the selection criteria was achieved.

         b. Proved the arithmetic accuracy of the Aggregate Contract Value and the related percentage of the Subsequent

Page 3
___________, ____

                  Receivables coded as representing construction and the Total Aggregate Contract Value of the Subsequent Receivables as shown on Schedule B.

         c. Proved the arithmetic accuracy of the Weighted Average Original Term of the Subsequent Receivables as shown in Schedule B.

3. We proved the arithmetic accuracy of the columnar totals for Aggregate Contract Value of construction equipment and the Total Aggregate Contract Value as shown on Schedule B.

4. We proved the arithmetic accuracy of the percent of total column as shown in 1 on Schedule B by dividing the amount in the Total Aggregate Contract Value of construction equipment column by the amount in the Total Aggregate Contract Value column. We also proved the arithmetic accuracy of the Weighted Average Original Term as shown in 2 on Schedule B by summing the products of Total Aggregate Contract Value times Weighted Average Original Term for the Initial Receivables and the Subsequent Receivables and dividing the resulting sum by the columnar total of the Total Aggregate Contract Value.

         The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards, and, therefore, we are unable to and do not express an opinion on any individual balances or summaries of selected transactions specifically set forth in this letter. Also, these procedures would not necessarily reveal matters of significance with respect to the findings described herein. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes of for questions of legal interpretation. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you. Further, we have addressed ourselves solely to the foregoing data in the Sale and Servicing Agreement and the Prospectus and make no representations regarding the adequacy of disclosure regarding whether any material facts have been omitted.

         This letter is solely for the information of the addressees and is not to be used, circulated, quoted or otherwise referred to for any other purpose including, but not limited to, the purchase or sale of Notes or Certificates, nor is it to be referred to in any document. Furthermore, we undertake no responsibility to update this letter for events and circumstances occurring after the date of this letter.

         Very truly yours,



         Deloitte & Touche

Page 4
_____________, _____


                                                                     SCHEDULE A
                                                         to Accountant's Letter



         Selection Criteria                             Results
         ------------------                             -------

1. No Subsequent Receivables was more than 90 days past due as of the applicable Subsequent Cutoff Date.

2. Each Subsequent Receivable has a Statistical Contract Value as of the Subsequent Cutoff Date that (when combined with the Statistical Contract Value of any other Receivables with the same or an affiliated Obligor) does not exceed 1% of the aggregate Contract Value of all Receivables.

3. Each Subsequent Receivable has a remaining term to maturity (i.e., the period from but excluding the applicable Subsequent Cutoff Date to and including the Receivables' maturity date) of not more than 72 months.

Page 5
_____________, _____
                                                                     SCHEDULE B
                                                         to Accountant's Letter



1. Percentage of principal balance of the Receivables that represents construction equipment:


                           Aggregate
                            Contract
                           Value of
                          Construction     Total Aggregate       Equipment
                           Equipment        Contract Value   Percent of Total
                           ---------        --------------   ----------------
Initial Receivables      $                 $                 %
Subsequent Receivables   $                 $                 %
Total Receivables        $                 $                 %

2.  Weighted Average Original Term of the Receivables in the Trust.

                                                                Weighted
                           Total Aggregate                  Average Original
                           Contract Value                       Term
                           ---------------               --------------------
       Initial               $_____                          _____ months
Receivables

       Subsequent            $_____                          _____ months
Receivables

       Totals                $_____                          _____ months
Reecivalbes

         As noted above, the Weighted Average Original Term does not exceed 55.0 months as required by the Sale and Servicing Agreement.

                                  Schedule P

         1._______General. The Sale and Servicing Agreement creates, or with respect to the Receivables that are Subsequent Receivables upon the transfer of such Subsequent Receivables pursuant to the Subsequent Transfer Assignment will create, a valid and continuing security interest (as defined in the applicable UCC) in all of CNHCR's right, title and interest in, to and under
(i) the Receivables, (ii) the Financed Equipment granted by Obligors pursuant to the Receivables and (iii) the Liquidity Receivables Purchase Agreements (only with respect to Case Owned Contracts or NH Owned Contracts included in the Receivables) in favor of the Issuer, which, (a) is enforceable upon execution of the Sale and Servicing Agreement against creditors of and purchasers from CNHCR, as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity), and (b) upon filing of the financing statements described in clause 4 below will be prior to all other Liens (other than Liens permitted pursuant to clause 5 below).

         2._______Characterization. The Receivables constitute "tangible chattel paper" within the meaning of UCC Section 9-102. The rights granted under the agreements described in clause 1 (ii) and (iii) constitute "general intangibles" within the meaning of UCC Section 9-102. CNHCR has taken all steps necessary to perfect its security interest in the property securing the Receivables.

         3._______Creation. Immediately prior to the conveyance of the Receivables pursuant to the Sale and Servicing Agreement, CNCHR own and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person.

         4._______Perfection. CNHCR has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Issuer under the Sale and Servicing Agreement in the Receivables. With respect to the Receivables that constitute tangible chattel paper, the Servicer or a Subservicer, as custodian, received possession of such original tangible chattel paper after the Issuer received a written acknowledgment from such custodian that it is acting solely as agent of the Indenture Trustee. All financing statements filed under this clause 4 contain a statement that "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party".

         5._______Priority. Other than the security interests granted to the Issuer pursuant to the Sale and Servicing Agreement and the security interests granted under the Liquidity Receivables Purchase Agreements, which have been released, CNHCR has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. CNHCR has not authorized the filing of and is not aware of any financing statements against CNHCR that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interests granted to the Issuer under the Sale and Servicing Agreement and the security interests granted under the Liquidity Receivables Purchase Agreements, which have been released (ii) that has been terminated, or (iii) that has been granted pursuant to the terms of the Basic Documents. None of the tangible chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. CNHCR is not aware of any judgment, ERISA or tax lien filings against it.

         6._______ Survival of Perfection Representations. Notwithstanding any other provision of the Sale and Servicing Agreement or any other Basic Document, the Perfection Representations contained in this Schedule P shall be continuing, and remain in full force and effect.

         7._______No Waiver. The parties to the Sale and Servicing Agreement:
(i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the representations and warranties in this Schedule P (the "Perfection Representations"); (ii) shall provide the Ratings Agencies with prompt written notice of any breach of the Perfection Representations, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

         8._______Servicer to Maintain Perfection and Priority. The Servicer covenants that, in order to evidence the interests of CNHCR and Issuer under this Agreement, Servicer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by Issuer) to maintain and perfect, as a first priority interest, Issuer's security interest in the Receivables. Servicer shall, from time to time and within the time limits established by law, prepare and present to Issuer for Issuer to authorize (based in reliance on the Opinion of Counsel hereinafter provided for) the Servicer to file, all financing statements, amendments, continuations, financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Issuer's security interest in the Receivables as a first-priority interest (each a "Filing"). Servicer shall present each such Filing to the Issuer together with
(x) an Opinion of Counsel to the effect that such Filing is (i) consistent with grant of the security interest to the Issuer pursuant to the Granting Clause of this Agreement, (ii) satisfies all requirements and conditions to such Filing in this Agreement and (iii) satisfies the requirements for a Filing of such type under the Uniform Commercial Code in the applicable jurisdiction (or if the Uniform Commercial Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for Issuer's signature. Upon receipt of such Opinion of Counsel and form of authorization, Issuer shall promptly authorize in writing Servicer to, and Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of CNHCR or Issuer where allowed by applicable law. Notwithstanding anything else in the Indenture to the contrary, the Servicer shall not have any authority to effect a Filing without obtaining written authorization from the Issuer in accordance with this paragraph (c).